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                                                       Exhibit 10(kkkk)

                               AMENDMENT TO
                      AGREEMENT OF PURCHASE AND SALE


          THIS AGREEMENT is made as of the 31st day of December, 1997, by and between Interstate General Company L.P., a Delaware limited partnership, having its address at 222 Smallwood Village Center, St. Charles, Maryland 20602, as "Seller," and Interstate Business Corporation, a Delaware corporation, having its address at 222 Smallwood Village Center, St. Charles, Maryland 20602.

                          PRELIMINARY STATEMENTS

          By agreement of purchase and sale, dated June 30, 1997 ("Agreement"), by and between the Seller and the Purchaser, the Seller conveyed to the Purchaser as forty-nine percent (49%) share of the limited partnership interest of Coachman's Limited Partnership, a Maryland limited partnership, and a nine-tenths percent (0.9%) share of the general partnership interest of Coachman's Limited Partnership. The Seller retained a one-tenths percent (0.1%) share of the general partnership of Coachman's Limited Partnership.

          The parties wish to confirm their agreement that the Seller, as owner of a one-tenths percent (.01%) share of the general partnership interest in Coachman's Limited Partnership, was not relieved from any liabilities of Coachman's Limited Partnership for its long term debt or for its existing working capital loans.

          NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) by each of the parties to the other party in hand paid, the receipt of which is hereby acknowledged, and in further consideration of the covenants hereafter set forth, the parties agree as follows:

          1.   Article X of the Agreement is hereby amended by adding a new section 10.14 as follows:

               The parties understand and agree that the Seller continues to own a one-tenths percent (0.1%) interest as a general partner in the IGC Partnership, and as such, general partner is not relieved from any liabilities of the IGC Partnership for its long term debt and for working capital loans.

          2. The agreement as amended by the amendment contained in paragraph 1 hereof, is otherwise unchanged and remains in full force and effect.












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          IN WITNESS WHEREOF the parties hereto have executed this
agreement the day and year first above written.



                                        SELLER:

Attest                                  INTERSTATE GENERAL COMPANY L.P.
                                        BY:  Interstate General Management
/s/ J. Michael Wilson                   Corporation General Partner
------------------------
Name:  J. Michael Wilson                By:  /s/ James J. Wilson
Its:   Chief Financial Officer               -----------------------------
                                        Name: James J. Wilson
                                        Its:


                                        PURCHASER:

Attest                                  INTERSTATE BUSINESS CORPORATION

/s/ Barbara Wilson
------------------------
Name:  Barbara Wilson                   By:  /s/ J. Michael Wilson
Its:   Secretary                             -----------------------------
                                        Name: J. Michael Wilson
                                        Its:  President